Exhibit 11

                   LAWYERS TITLE CORPORATION AND SUBSIDIARIES

                 Statement Re: Computation of Earnings Per Share

                                                          Nine Months Ended             Three Months Ended
                                                             September 30                  September 30
                                                         1997             1996         1997            1996
                                                         ----             ----         ----            ----
Earnings per common and dilutive common equivalent share:
      Average shares outstanding                          8,911            8,888         8,919           8,889
      Net effect of dilutive stock options - based
           on the treasury stock method using
           average market price                             320                -           341               -
                                                       --------        ---------     ---------       ---------

      Totals                                              9,321            8,888         9,260           8,889
                                                       ========        =========     =========       =========
      Net income                                       $ 17,299        $  19,619     $   8,441       $   6,054
                                                       ========        =========     =========       =========
      Per share amount                                 $   1.87        $    2.21     $    0.91       $    0.68
                                                       ========        =========     =========       =========

Earnings per common share assuming full dilution:
      Average shares outstanding                          8,911            8,888         8,919           8,889
      Net effect of dilutive stock options - based
           on the treasury stock method using
           ending market price which is greater
           than average market price                        421              270           421             270
                                                       --------        ---------     ---------       ---------

      Totals                                              9,332            9,158         9,340           9,159
                                                       ========        =========     =========       =========
      Net income                                       $ 17,299        $  19,619     $   8,441       $   6,054
                                                       ========        =========     =========       =========
      Per share amount                                 $   1.85        $    2.14     $    0.90       $    0.66
                                                       ========        =========     =========       =========